Exhibit 10.12

SIXTH AMENDMENT TO WAREHOUSING CREDIT

AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Sixth Amendment”) is made effective as of the 2nd day of April, 2013, by and between (i) WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”) and (ii) PNC BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

WHEREAS, the Lender and the Borrower are parties to that certain Warehousing Credit and Security Agreement, dated as of June 30, 2010 (the “Original Credit Facility Agreement”), as amended by that certain First Amendment to Warehousing Credit and Security Agreement, dated as of May 12, 2011 (the “First Amendment”), that certain Second Amendment to Warehousing Credit and Security Agreement, dated as of June 30, 2011 (the “Second Amendment”), that certain Third Amendment to Warehousing Credit and Security Agreement, dated as of March 8, 2012 (the “Third Amendment”), that certain Fourth Amendment to Warehousing Credit and Security Agreement, dated as of September 4, 2012 (the “Fourth Amendment”), and that certain Fifth Amendment to Warehousing Credit and Security Agreement, dated as of January 25, 2013  (the “Fifth Amendment”) (the Original Credit Facility Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and Fifth Amendment is herein the “Credit Facility Agreement”), whereby upon the satisfaction of certain terms and conditions set forth therein, the Lender agreed to make Warehousing Advances from time to time, up to the Warehousing Credit Limit (as defined in the Credit Facility Agreement).

WHEREAS, Walker & Dunlop, Inc., a Delaware corporation (“Guarantor”) has guaranteed Borrower’s obligations under the Credit Facility Agreement pursuant to that certain Guaranty and Suretyship Agreement dated as of June 30, 2011 (the “Guaranty”).

WHEREAS, the Borrower has requested and the Lender has agreed to reduce the applicable interest rate.

NOW, THEREFORE, for and in consideration of the premises, the mutual entry of this Sixth Amendment by the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.              Recitals.  The Recitals are hereby incorporated into this Sixth Amendment as a substantive part hereof.

Section 2.              Definitions.  Terms used herein and not otherwise defined shall have the meanings set forth in the Credit Facility Agreement.

Section 3.              Amendments to Credit Facility Agreement.  The defined term “Applicable Daily Floating LIBO Rate” set forth in Section 12.1 of the Credit Facility Agreement is hereby deleted in its entirety and replaced with the following:

‘“Applicable Daily Floating LIBO Rate” means, for any day, a rate per annum equal to the Daily LIBO Rate for such day, plus one and one half percent (1.5%).’

Section 4.              Ratification, No Novation, Effect of Modifications.  Except as may be amended or modified hereby, the terms of the Credit Facility Agreement are hereby ratified, affirmed and confirmed and shall otherwise remain in full force and effect.  Nothing in this Sixth Amendment shall be construed to extinguish, release, or discharge or constitute, create or effect a novation of, or an agreement to extinguish, release or discharge, any of the obligations, indebtedness and liabilities of the Borrower or any other party under the provisions of the Credit Facility Agreement or any of the other Loan Documents, unless specifically herein provided.

Section 5.              Amendments.  This Sixth Amendment may be amended or supplemented by and only by an instrument executed and delivered by each party hereto.

Section 6.              Waiver.  The Lender shall not be deemed to have waived the exercise of any right which it holds under the Credit Facility Agreement unless such waiver is made expressly and in writing (and no delay or omission by the Lender in exercising any such right shall be deemed a waiver of its future exercise).  No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.  Without limiting the operation and effect of the foregoing provisions hereof, no act done or omitted by the Lender pursuant to the powers and rights granted to it hereunder shall be deemed a waiver by the Lender of any of its rights and remedies under any of the provisions of the Credit Facility Agreement, and this Sixth Amendment is made and accepted without prejudice to any of such rights and remedies.

Section 7.              Governing Law.  This Sixth Amendment shall be given effect and construed by application of the law of the Commonwealth of Pennsylvania.

Section 8.              Headings.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

Section 9.              Severability.  No determination by any court, governmental body or otherwise that any provision of this Sixth Amendment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (i) any other such provision or (ii) such provision in any circumstance not controlled by such determination.  Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

Section 10.            Binding Effect.  This Sixth Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, and their respective permitted successors and assigns.

Section 11.            Counterparts.  This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Sixth Amendment under their respective seals as of the day and year first written above.

BORROWER:

WITNESS:		WALKER & DUNLOP, LLC,
a Delaware limited liability company

/s/ Adele Burr	By:		/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: EVP, CFO & Treasurer

WITNESS:		LENDER:

PNC BANK, NATIONAL ASSOCIATION

/s/ Donald Thomas		By:	/s/ Terri Wyda
Name: Terri Wyda
Title: SVP

JOINDER AND CONSENT OF GUARANTOR

Guarantor joins and consents to the provisions of the foregoing Sixth Amendment and all prior amendments and confirms and agrees that: (a) any and all guaranty, indemnification, or other obligations that Guarantor has incurred to Lender in connection with the Credit Facility Agreement, as amended by the foregoing Sixth Amendment, are and hereafter will remain in full force and effect; (b) the Guarantor’s obligations under the Guaranty shall be unimpaired by the Amendment; (c) Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Lender, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (d) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed, as modified by the Sixth Amendment.  The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor ratifies and confirms the indemnification and waiver of jury trial provisions contained in the Guaranty as amended by the Sixth Amendment.

WITNESS the due execution of this Joinder and Consent as a document under seal as of the date of the Sixth Amendment, intending to be legally bound hereby.

GUARANTOR:

WITNESS:		WALKER & DUNLOP, INC.,
a Maryland corporation

/s/ Adele Burr	By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: EVP, CFO & Treasurer